Amendment No. 2 dated as of June 15, 2005 to Employment Agreement dated as of June 25, 1999 (the "Agreement") by and between Universal Supply Group, Inc., a New York corporation (the "Company") and William Pagano (the "Employee").

                              PRELIMINARY STATEMENT
                              ---------------------

     The Employee has been employed by the Company under the Agreement for a term ending at the close of business on December 31, 2005. The Company desires to insure the continuation of the Employee's employment through December 31, 2010 and the Employee is willing to insure such continuation under the terms of this amendment to the Agreement.

     Accordingly, for good and valuable consideration, the Agreement is hereby amended as follows:

  1. Section 1.03 of the Agreement is amended to read as follows:

     The Employee's employment hereunder shall be for a term commencing as of June 25, 1999 (the "Commencement Date") and terminating at the close of business on December 31, 2010 (the "Term").

  2. Section 2.02 of the Agreement is amended to read as follows:

     2.02 Incentive Compensation: For the calendar year 2005 and for each of the calendar years 2006 through 2010, the Employee shall receive, as Incentive Compensation, a percentage of the Incentive Compensation Base. Incentive Compensation Base shall mean the Company's net earnings (as determined by the Company's parent company) which are included in the parent company's consolidated audited financial statements, plus the amount of any deductions from net earnings which are made in such statements for (i) interest paid or accrued in connection with the acquisition of the Company,
     (ii) Federal income taxes, (iii) parent company management fees or allocation of overhead from the parent company either paid or accrued and
     (iv) Incentive Compensation under this Agreement. Earnings of businesses acquired by the Company shall be included in determining Incentive Compensation Base. Incentive Compensation will be paid within 30 days following receipt by the Company of the Independent Accountant's report for the year involved and said report shall be binding and conclusive on the calculation of net earnings and Incentive Compensation. Incentive Compensation for any year beginning 2005 shall in no event exceed two times Employee's base compensation for such year.

             Portion of Incentive     Additional Compensation
              Compensation Base             Percentages
        ----------------------------  -----------------------

          Up to           $  250,000                       8%
        $   251,000  to   $  500,000                       9%
        $   501,000  to   $  750,000                      10%
        $   751,000  to   $1,000,000                      11%
        $ 1,001,000         And over                      12%

          For example, if the Incentive Compensation Base is $1,500,000, the additional compensation would be computed as follows:

                     Incentive      Additional
                    Compensation   Compensation      Incentive
                        Base        Percentages    Compensation
                 ----------------  -------------  -------------
                   $     250,000       at 8%      $      20,000
                   $     250,000       at 9%      $      22,500
                   $     250,000      at 10%      $      25,000
                   $     250,000      at 11%      $      27,500
                   $     500,000      at 12%      $      60,000
                 ----------------  -------------  -------------
                   $   1,500,000                  $     155,000
                 ================  =============  =============

        Total Incentive Compensation in this example would be $155,000.

     Except as amended hereby, the Agreement is in full respects ratified and confirmed.

     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth above.

UNIVERSAL SUPPLY GROUP, INC.          UNIVERSAL SUPPLY GROUP INC.
                                      DIRECTORS

By:           /s/ Bernard Korn        /s/ Bernard Korn
              -------------------     ---------------------
              Bernard Korn            Bernard Korn
              Chairman
                                      /s/William Pagano
                                      ---------------------
                                      William Pagano
Employee:     /s/ William Pagano
              -------------------
              William Pagano          /s/ William Salek
                                      ---------------------
                                      William Salek


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
     The above is consented to and approved by

COLONIAL COMMERCIAL CORP.


/s/ Bernard Korn
-------------------------------
Bernard Korn, CEO, Chairman


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